UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2009

CNS RESPONSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2755 Bristol Street, Suite 285
Costa Mesa, California 92626
 (Address of Principal Executive Offices/Zip Code)

(714) 545-3288
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 14, 2009, CNS Response Inc. (the “Company”) entered into a Bridge Note and Warrant Purchase Agreement (the “Purchase Agreement”) with SAIL Venture Partners, LP (“SAIL”).  David B. Jones, a member of the Company’s board of directors, is a managing partner of SAIL.

Pursuant to the Purchase Agreement, on May 14, 2009 SAIL purchased a Secured Promissory Note in the principal amount of $200,000 from the Company.  In order to induce SAIL to purchase the note, the Company issued to SAIL a warrant to purchase up to 100,000 shares of the Company’s common stock at a purchase price equal to $0.25 per share.  The warrant expires on the earlier to occur of May 31, 2016 or a change of control of the Company.

The Purchase Agreement also provides that, at any time on or after June 3, 2009, and provided that certain conditions are satisfied by the Company, SAIL will purchase from the Company a second Secured Convertible Promissory Note in the principal sum of $200,000 and will be issued a second warrant identical in terms to the warrant described above.  The aforementioned conditions include the Company entering into a term sheet in which investors commit to participate in an equity financing by the Company of not less than $2,000,000 (excluding any and all other debt that are to be converted).

The notes issued or issuable pursuant to the Purchase Agreement accrue interest at the rate of 8% per annum and are due and payable, unless sooner converted into shares of the Company’s common stock (as described below), upon the earlier to occur of: (i) a declaration by SAIL on or after June 30, 2009 or (ii) an Event of Default (as defined in the notes).  The note(s) are secured by a lien on substantially all of the assets (including all intellectual property) of the Company.  In the event of a liquidation, dissolution or winding up of the Company, unless SAIL informs the Company otherwise, the Company shall pay SAIL an amount equal to the product of 250% multiplied by the principal and all accrued but unpaid interest outstanding on the note(s).

In the event the Company consummates an equity financing transaction of at least $1,500,000 (excluding any and all other debt that is converted), then the principal and all accrued, but unpaid interest outstanding under the note(s) shall be automatically converted into the securities issued in the equity financing by dividing such amount by 85% of the per share price paid by the investors in such financing.

In addition, in the event the Company issues preferred stock that is not part of an equity financing described above, SAIL may, at its option, convert the principal and all accrued, but unpaid interest outstanding under the note(s) into preferred stock by dividing such amount by 85% of the per share price paid by the purchasers’ of the Company’s preferred stock.

The Purchase Agreement, a form of Secured Convertible Promissory Note, and a form of Warrant to Purchase Shares are attached as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated by reference herein. The foregoing description of the Purchase Agreement and the notes and warrants issuable pursuant thereto does not purport to be complete and is qualified in its entirety by reference to the full text of the aforementioned exhibits.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Purchase Agreement, dated May 14, 2009, by and between the Company and SAIL Venture Partners, LP.

10.2	Form of Convertible Promissory Note.

10.3	Form of Warrant to Purchase Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

Date: May 20, 2009	By:	/s/ George Carpenter
George Carpenter, Chief Executive Officer